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                                                                     EXHIBIT 11


                        GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                       EXHIBIT (11) STATEMENT RE COMPUTATION OF
                            PER SHARE EARNINGS - FORM 10-Q
                     for the three and nine months periods ended
                               March 31, 1997 and 1996
                                     (Unaudited)
               (in thousands, except for shares and per share amounts)

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
                                           For the Three Months           For the Nine Months
                                              Ended March 31,              Ended March 31,
                                         -------------------------     -------------------------
                                          1997           1996            1997           1996
                                          ----           ----            ----           ----
Primary income (loss) per
  share applicable to Common
  Stock:

Weighted average common shares
  and equivalents outstanding          19,963,770      8,883,970     15,150,338      8,861,519
                                       ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------



Net income (loss)                          $  534      $  (5,116)     $  10,553         $  812

Earnings applicable to
  Senior Preferred Stock                        -           (557)        (1,032)        (1,590)
  Junior Preferred Stock                        -           (214)             -           (627)
                                        ----------     ----------     ----------     ----------

Net income (loss) applicable
  to Common Stockholders                   $  534      $  (5,887)      $  9,521      $  (1,405)
                                       ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------

Net income (loss) per common
  shares and equivalents
  applicable to Common Stock-
      From operations                     $  (.07)       $  (.66)        $  .26        $  (.16)
      From extraordinary gain                 .10              -            .37              -
                                       ----------     ----------     ----------     ----------
                                           $  .03        $  (.66)        $  .63        $  (.16)
                                       ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------

Fully-diluted income (loss)
  per share applicable to
  Common Stock:

Weighted average common shares
  and equivalents outstanding          20,162,084      8,883,970     18,787,134      8,861,519
                                       ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------

Net income (loss) applicable
  to Common Stockholders                   $  534       $ (5,887)      $ 10,553      $  (1,405)
                                       ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------

Net income (loss) per common
  share and equivalents
  applicable to Common Stock-
      From operations                     $  (.07)       $  (.66)        $  .26        $  (.16)
      From extraordinary gain                 .10              -            .30              -
                                       ----------     ----------     ----------     ----------
                                           $  .03        $  (.66)        $  .56        $  (.16)
                                       ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------
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